Exhibit 3.103

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “METAVANTE PAYMENT SERVICES, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-FIFTH DAY OF OCTOBER, A.D. 2004, AT 8:38 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “METAVANTE PAYMENT SERVICES, LLC”.

	SECRETARY’S OFFICE DELAWARE [SEAL]	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
3872212 8100H		AUTHENTICATION: 8063691
100668559		DATE: 06-18-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware

Secretary of State

Division of Corporations

Delivered 09:20 PM 10/25/2004

FILED 08:38 PM 10/25/2004

SRV 040769604—3872212 FILE

CERTIFICATE OF FORMATION

OF

METAVANTE PAYMENT SERVICES, LLC

1. The name of the limited liability company (the “Company”) is Metavante Payment Services, LLC.

2. The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Company’s registered agent at such address is The Corporation Trust Company.

Dated this 25th day of October, 2004.

/s/ Lisa M. O’Donnell
Lisa M. O’Donnell, Organizer